UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2019

The Pennant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1675 East Riverside Drive Suite 150 Eagle, Idaho		83616
(Address of Principal Executive Offices)		(Zip Code)

(208) 506-6100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2019, in connection with the previously announced spin-off of the home health and hospice agencies and substantially all of senior living businesses (the “Pennant businesses”) from The Ensign Group, Inc. (“Ensign”) through the pro rata distribution of substantially all of the outstanding shares of common stock of The Pennant Group, Inc. (“Pennant” or the “Company”) to Ensign’s stockholders (the “Distribution”), Pennant entered into several agreements with Ensign that govern the relationship of the parties following the Distribution, including the following:

•	Master Separation Agreement;

•	Employee Matters Agreement;

•	Tax Matters Agreement;

•	Transition Services Agreement; and

•	Master Lease Agreements.

Master Separation Agreement

The Company entered into a Master Separation Agreement with Ensign prior to the distribution of shares of the Company’s common stock to Ensign stockholders. The Master Separation Agreement provides for the allocation of assets and liabilities between the Company and Ensign and establishes certain rights and obligations between the parties following the Distribution as further described below.

Transfer of Assets and Assumption of Liabilities. The Master Separation Agreement provides for certain transfers of assets and assumptions of liabilities that are necessary in connection with the Company’s spin-off from Ensign so that each of Ensign and Pennant is allocated the assets necessary to operate its respective businesses and retains or assumes the liabilities allocated to it in accordance with the separation plan. The Master Separation Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations among Ensign and Pennant.

Further Assurances. To the extent that any transfers of assets or assumptions of liabilities contemplated by the Master Separation Agreement have not been consummated on or prior to the date of the Distribution, the parties agreed to reasonably cooperate with each other and use commercially reasonable efforts to effect such transfers or assumptions as promptly as reasonably practicable following the Distribution Date (as defined below). In addition, each of the parties agreed to reasonably cooperate with the other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Master Separation Agreement and the ancillary agreements.

Representations and Warranties. In general, neither Pennant nor Ensign made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents, or any other matters.

Except as expressly set forth in the Master Separation Agreement or in any ancillary agreement, all assets were transferred on an “as is, where is” basis.

The Distribution. The Master Separation Agreement governs certain rights and obligations of the parties regarding the Distribution and certain actions that must occur prior to the Distribution, such as the election of officers and directors and the adoption of Pennant’s amended and restated certificate of incorporation and amended and restated bylaws. Prior to the Distribution, Pennant delivered all the issued and outstanding shares of Pennant’s common stock to the distribution agent. Following the Distribution Date, the distribution agent will electronically deliver the shares of Pennant’s common stock to Ensign stockholders based on each holder of Ensign common stock receiving one share of Pennant common stock for every two shares of Ensign common stock held by such stockholder as of September 20, 2019. Ensign will not distribute any fractional shares of Pennant common stock. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate net cash proceeds from the sales pro rata to each holder who would otherwise have been entitled to receive a fractional share in the spin-off.

Intercompany Accounts and Agreements. The Master Separation Agreement provides that, subject to certain exceptions described in provisions in the Master Separation Agreement or any ancillary agreement to the contrary, prior to the Distribution, intercompany accounts were settled and intercompany agreements were terminated, in each case as set forth in the Master Separation Agreement.

Release of Claims and Indemnification. Pennant and Ensign agreed to broad mutual general releases pursuant to which Pennant and Ensign released the other and certain related persons specified in the Master Separation Agreement from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or alleged to occur or to have failed to occur or any conditions existing or alleged to exist at or prior to the time of the Distribution. These mutual general releases are subject to certain exceptions set forth in the Master Separation Agreement and the ancillary agreements.

The Master Separation Agreement provides for cross-indemnities that, except as otherwise provided in the Master Separation Agreement, are principally designed to place financial responsibility for the obligations and liabilities of Pennant’s business with Pennant, and financial responsibility for the obligations and liabilities of Ensign’s business with Ensign.

The amount of each party’s indemnification obligations is subject to reduction by any insurance proceeds actually received by the party being indemnified. The Master Separation Agreement also specifies procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes is governed solely by the tax matters agreement.

Insurance. The Master Separation Agreement provides for the allocation among the parties of benefits under existing insurance policies for occurrences prior to the Distribution and sets forth procedures for the administration of insured claims. The Master Separation Agreement allocates among the parties the right to proceeds and the obligation to incur deductibles under certain insurance policies.

Other Matters Governed by the Master Separation Agreement. Other matters governed by the Master Separation Agreement include access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees, similar credit support and procedures for resolution of any dispute that may arise thereunder.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Separation Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other Agreements in Connection with the Spin-Off

A summary of the Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and Master Lease Agreements can be found in the section titled “Certain Relationships and Related Party Transactions—Agreements with Ensign Related to the Spin-Off” on pages 163 through 166 of Pennant’s Information Statement (the “Information Statement”), which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished with the Securities and Exchange Commission (the “Commission”) on September 10, 2019, which pages are filed as Exhibit 99.1 hereto. This summary is incorporated by reference into this Item 1.01 as if restated in full. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and the Form of Master Lease Agreement, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

New Credit Agreement

On October 1, 2019, Pennant entered into the Credit Agreement (the “Credit Agreement”), by and among Pennant, the several banks and other financial institutions and lenders from time to time party thereto and SunTrust Bank, in its capacity as administrative agent, as issuing bank and as swingline lender. The Credit Agreement provides for a revolving credit facility with a syndicate of banks with a borrowing capacity of $75.0 million (the “Revolving Credit Facility”). The interest rates applicable to loans under the Revolving Credit Facility are, at the Company’s election, either LIBOR (“Adjusted LIBOR” as defined in the Credit Agreement) plus a margin ranging from 2.5% to 3.5% per annum or Base Rate plus a margin ranging from 1.5% to 2.5% per annum, in each case based on the ratio of Consolidated Total Net Debt to Consolidated EBITDA (each, as defined in the Credit Agreement). In addition, Pennant will pay a commitment fee on the undrawn portion of the commitments under the Revolving Credit Facility that is estimated to be 0.6% per annum.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At 12:01 a.m. Eastern time on October 1, 2019 (the “Distribution Date”), Ensign effected the Distribution and completed the previously announced spin-off of Pennant from Ensign. The Distribution was made to Ensign’s stockholders of record as of the close of business on September 20, 2019 (the “Record Date”). On the Distribution Date, Ensign’s stockholders received one share of Pennant common stock for every two shares of Ensign common stock held at the close of business on the Record Date.

As a result of the Distribution, Pennant is now an independent public company trading under the symbol “PNTG” on the NASDAQ Global Select Market.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K related to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

The previously announced appointment of Christopher R Christensen, John G. Nackel, Stephen M. R. Covey, JoAnne Stringfield, and Roderic W. Lewis as members of the Pennant Board of Directors (the “Board”) became effective upon completion of the Distribution. As of October 1, 2019 the Board consists of Daniel H Walker, Scott E. Lamb, Christopher R. Christensen, John G. Nackel, Stephen M. R. Covey, JoAnne Stringfield, and Roderic W. Lewis. In addition, as previously announced, the composition of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Quality Assurance and Compliance Committee of Pennant is now as follows:

Audit Committee	Nominating and Corporate Governance Committee
Scott E. Lamb (Chair)	Roderic W. Lewis (Chair)

JoAnne Stringfield	Scott E. Lamb

John G. Nackel	Stephen M. R. Covey

Compensation Committee	Quality Assurance and Compliance Committee
John G. Nackel (Chair)	JoAnne Stringfield (Chair)

Roderic W. Lewis	Christopher R. Christensen

Stephen M. R. Covey	Daniel H Walker

John G. Nackel

The directors and officers have also entered into customary indemnification agreements with the Company effective as of October 1, 2019.

Classification of the Board of Directors

Following the completion of the spin-off, as previously announced, our board of directors is divided into three classes: Class I directors, Class II directors, and Class III directors. The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders following the completion of the spin-off, which we expect to hold in 2020. The directors designated as Class II directors will have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2021, and the directors designated as Class III directors will have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2022. Immediately following the consummation of the spin-off, (i) Daniel H Walker, Christopher Christensen, and John Nackel became Class I directors of Pennant, (ii) Scott E. Lamb and Roderic W. Lewis became Class II directors of Pennant, and (iii) Stephen M. R. Covey and JoAnne Stringfield became Class III directors of Pennant.

Executive Officers

Following the consummation of the spin-off, as previously announced, the officers of Pennant include the following:

Officer	Position
Daniel H Walker	Chief Executive Officer and President

Jennifer L. Freeman	Chief Financial Officer

John J. Gochnour	Chief Operating Officer

Derek J. Bunker	Chief Investment Officer, Executive Vice President and Secretary

Biographical information regarding each of the foregoing officers can be found in the section titled “Management” in the previously filed Information Statement.

Director Compensation

Upon the consummation of the spin-off, Pennant is authorized to pay the following annual compensation to each relevant non-employee director:

	Cash-Based	Stock-Based
Non-Employee Director	$25,000	3,000 shares
Audit Committee chair	$24,000	N/A
Audit Committee member	$12,000	N/A
Compensation Committee chair	$18,000	N/A
Compensation Committee member	$10,000	N/A
Nominating and Corporate Governance Committee chair	$12,000	N/A
Nominating and Corporate Governance Committee member	$7,500	N/A
Quality Assurance and Compliance Committee chair	$24,000	N/A
Quality Assurance and Compliance Committee member	$12,000	N/A

As a result of the spin-off, the following directors will also receive a one-time grant of option awards under The Pennant Group, Inc. 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which will vest in three annual equal installments from the grant date. The directors will receive the equity awards in the amount set forth below:

Director	Number of Option Awards
Christopher R. Christensen	8,000
John G. Nackel	8,000
Stephen M.R. Covey	5,000
Roderic W. Lewis	5,000
JoAnne Stringfield	5,000
Scott E. Lamb	5,000

Certain Benefit Plans

On August 27, 2019, The Pennant Group, Inc. 2019 Long Term Incentive Plan (the “Pre-Spin-Off Plan) and the Omnibus Incentive Plan became effective following its approval and adoption by the Company’s board of directors and sole stockholder. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Pre-Spin-Off Plan and the Omnibus Incentive Plan, which are attached as Exhibits 10.11 and 10.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Agreements

The Company is not party to and will not be party to any employment agreements or offer letters with its executive officers or employees. The executive officers’ employment is at will and not subject to an employment term. The named executive officers will receive an annual base salary as set forth below and be subject to an annual bonus program. The annual bonus program is established as an executive incentive program each year, pursuant to which certain executives may earn annual bonuses based upon the Company’s performance under the criteria set forth in the Omnibus Incentive Plan. In or before the first quarter of the year, our compensation committee will identify the Omnibus Incentive Plan participants for the year and establish an objective formula by which the amount, if any, of the Omnibus Incentive Plan bonus pool will be determined. The committee also has the discretion to allocate the bonus pool among the individual executives prior to the end of the year and any such early allocation will remain subject to further adjustments upon the final determination of the bonus pool calculations during the first quarter of each year. The bonus pool is also adjusted to include certain clinical and governance performance that can increase or decrease the bonus pool based on the achievement of a pre-established targets. Our compensation committee has not yet established the formula for the executive bonus pool.

Officer	Annual Base Salary
Daniel H Walker	$325,000
Jennifer L. Freeman	$250,000
John J. Gochnour	$255,000

The Company is additionally providing certain of the named executive officers with option awards under the Omnibus Incentive Plan pursuant to the following vesting terms, 20% annually, with the first block vesting on the first anniversary of the grant date. The following named executive officers will receive equity awards in the amount set forth below:

Officer	Number of Option Awards
Jennifer L. Freeman	12,000
John J. Gochnour	77,000

Daniel Walker also received a grant of 1,192,842 restricted stock units (the “Walker RSU Award”) subject to the Plan which will vest on the first to occur of (i) the third anniversary of the consummation of the Distribution if the participant is then employed by the Company, (ii) a Change in Control if then employed by the Company, or (iii) the termination of the participant’s employment by the Company due to death, Disability (as defined in the Plan), or by the Company for any reason other than Cause (as defined in the agreement).

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On September 27, 2019, the Amended and Restated Certificate of Incorporation became effective following its approval and adoption by the Company’s board of directors and sole stockholder, and the Amended and Restated By-laws became effective following their approval and adoption by the Company’s board of directors. Pursuant to the Amended and Restated Certificate of Incorporation, the Company’s authorized capital stock consists of 101 million shares of common stock of the Company, par value $0.001 per share, and 1 million shares of preferred stock of the Company, par value $0.001 per share. A description of the other material terms of each of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws is included in the Information Statement under the section titled “Description of Capital Stock” on pages 173 through 177 of the Information Statement, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 10, 2019, which pages are filed as Exhibit 99.2 hereto and which are incorporated by reference into this Item 5.03.

The foregoing summaries and incorporated descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events

Press Release

On October 1, 2019, Pennant issued a press release announcing the completion of the spin-off. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Master Separation Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.*

3.1	Amended and Restated Certificate of Incorporation of The Pennant Group, Inc., effective as of September 27, 2019.

3.2	Amended and Restated By-laws of The Pennant Group, Inc., effective as of September 27, 2019.

10.1	Transition Services Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.

10.2	Tax Matters Agreement, dated as of October 1, 2019, by and between The Pennant Group, Inc. and The Ensign Group, Inc.

10.3	Employee Matters Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.

10.4	Form of Lease Agreement, by and among subsidiaries of The Ensign Group, Inc. and subsidiaries of The Pennant Group, Inc. (incorporated by reference to Exhibit 10.4 to The Pennant Group, Inc.’s Amendment No. 2 to the Registration Statement on Form 10 on Form 8-K filed with the Securities and Exchange Commission on August 19, 2019).

10.5	Credit Agreement, dated as of October 1, 2019, by and among The Pennant Group, Inc., as borrower, SunTrust Bank, as administrative agent, and the lenders from time to time party thereto.

10.11	The Pennant Group, Inc. 2019 Long Term Incentive Plan.

10.12	The Pennant Group, Inc. 2019 Omnibus Incentive Plan.

99.1	The section titled “Certain Relationships and Related Party Transactions—Agreements with Ensign Related to the Spin-Off” of The Pennant Group, Inc.’s Information Statement (incorporated by reference to pages 163 through 166 of Exhibit 99.1 to The Pennant Group, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 10, 2019).

99.2	The section titled “Description of Capital Stock” of The Pennant Group, Inc.’s Information Statement (incorporated by reference to pages 173 through 177 of Exhibit 99.1 to The Pennant Group, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 10, 2019).

99.3	Press Release dated October 1, 2019.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Pennant agrees to furnish a supplemental copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pennant Group, Inc.

By:	/s/ Daniel H Walker
Daniel H Walker
Chairman, Chief Executive Officer and President

Date: October 3, 2019